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                                                                    EXHIBIT 5.1

                     [LETTERHEAD OF HALE AND DORR LLP]

                                                   February 11, 2004

Genaissance Pharmaceuticals, Inc.
Five Science Park
New Haven, Connecticut 06511

         Re: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of up to 8,147,010 shares of Common Stock, $0.001 par value per share (the "Shares"), of Genaissance Pharmaceuticals, Inc., a Delaware corporation (the "Company"), issuable in connection with the merger of Lark Technologies, Inc. ("Lark Technologies") and Brown Acquisition Corp. ("Brown Acquisition"), the Company's wholly-owned subsidiary.

         We have acted as counsel for the Company in connection with the proposed issuance by the Company of the Shares pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 18, 2003, by and among the Company, Lark Technologies and Brown Acquisition. We have examined signed copies of the Registration Statement and all exhibits thereto (including, but not limited to, the Merger Agreement), all as filed with the Commission. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We assume that the appropriate action will be taken, prior to the issuance of the Shares in accordance with the Merger Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

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Genaissance Pharmaceuticals, Inc.
February 11, 2004
Page 2

         Based upon and subject to the foregoing, we are of the opinion that, subject to stockholder approval of the issuance of the Shares pursuant to the Merger Agreement, the Shares will be duly authorized for issuance and, when the Shares are issued in accordance with the terms and conditions of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                         Very truly yours,

                                         /s/ HALE AND DORR LLP